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                                                                 EXHIBIT 10 (mm)

                                Eaton Corporation
                         2007 ANNUAL REPORT ON FORM 10-K
                                   ITEM 15 (B)

                      EATON CORPORATION BOARD OF DIRECTORS
                 POLICY ON INCENTIVE COMPENSATION, STOCK OPTIONS
                        AND OTHER EQUITY GRANTS UPON THE
                        RESTATEMENT OF FINANCIAL RESULTS

It is a Policy of the Board of Directors of Eaton Corporation that, if the Board determines that an Executive engaged in any fraud, misconduct or other bad-faith action that, directly or indirectly, caused or partially caused the need for a material accounting restatement for any period as to which a Performance-Based Award was paid or credited to the Executive, the Performance-Based Award shall be subject to reduction, cancellation or reimbursement to the Company at the discretion of the Board. As used in this Policy, the term "Executive" means any Eaton executive who participates in either the Executive Strategic Incentive Plan I or the Executive Strategic Incentive Plan II, or both, or any successors to those plans; and the term "Performance-Based Award" means incentive compensation (whether awarded under the above Plans or the Executive Incentive Compensation Plan or any other Eaton incentive compensation plans), stock options, restricted stock or other equity grant awarded to the Executive pursuant to any Eaton stock plan or similar plan, or any gain realized by the Executive from the exercise of any such stock options, or the vesting of any such restricted stock or other equity grant, during the twelve-month period following the first public issuance of the incorrect financial statement.